Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 16a-1(a)(3) and 16a-3(j) of the Securities Exchange Act of 1934, as amended, and General Instruction 4(b)(v) of Form 4, the undersigned hereby execute this attachment as joint filers with respect to the foregoing Statement of Changes in Beneficial Ownership (Statement for April of 2005) regarding the shares of common stock of The Cronos Group, par value $2.00, (NASDAQ: CRNS).

Dated: April 11, 2005

WAVELAND PARTNERS, L.P.
227 West Monroe, Suite 4800
Chicago, Illinois 60606
By:	Waveland Capital Management, L.P.
Its:	General Partner
By:	Clincher Capital Corporation
Its:	General Partner

By:	/s/ David S. Richter
David S. Richter, President

WAVELAND CAPITAL MANAGEMENT, L.P.
227 West Monroe, Suite 4800
Chicago, Illinois 60606
By:	Clincher Capital Corporation
Its:	General Partner

By:	/s/ David S. Richter
David S. Richter, President

CLINCHER CAPITAL CORPORATION
227 West Monroe, Suite 4800
Chicago, Illinois 60606

By:	/s/ David S. Richter
David S. Richter, President

WAVELAND CAPITAL MANAGEMENT, LLC
227 West Monroe, Suite 4800

Chicago, Illinois 60606

By:	/s/ David S. Richter
David S. Richter, Director

WAVELAND PARTNERS, LTD
227 West Monroe, Suite 4800
Chicago, Illinois 60606

By:	/s/ David S. Richter
David S. Richter, Director